Exhibit 99.1

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CCG Investor Relations 10960 Wilshire Blvd, Suite 2050 Los Angeles, CA 90024 (310) 231-8600 ext 103 Crocker Coulson, President crocker.coulson@ccgir.com	Excelligence Learning Corporation 2 Lower Ragsdale Drive, Suite 200 Monterey, CA 93940 (831) 333-2000 Vikas Arora, VP, General Counsel & Secretary varora@excelligencemail.com

FOR IMMEDIATE RELEASE

EXCELLIGENCE LEARNING CORPORATION ANNOUNCES DELAY IN FILING OF FORM 10-Q AND REQUEST FOR FURTHER FILING EXTENSION FROM NASDAQ

MONTEREY, Calif., November 14, 2005 – Excelligence Learning Corporation (NasdaqSC: LRNSE) announced today that it will be unable to file its quarterly report on Form 10-Q for the three months ended September 30, 2005 by the November 14, 2005 filing deadline. The completion and review of this quarterly report and filing of the Company’s quarterly report on Form 10-Q for the three months ended June 30, 2005 have been delayed pending the completion of the Company’s previously announced restatement of its financial statements as of and for the year ended December 31, 2004 and the quarter ended March 31, 2005.

The Company’s independent registered public accounting firm is in the process of completing its audit and review procedures for the Company’s restatements. The Company currently believes that the processes underway that will lead to the restatement of its financial statements for the year ended December 31, 2004 and for the quarter ended March 31, 2005 are proceeding satisfactorily. The Company continues to estimate that its previously-disclosed investigation will not result in a reduction to its operating (pre-tax) income for fiscal year 2004 of more than the previously announced estimate of approximately $500,000 to $600,000. Furthermore, the Company continues to expect that the majority of the reduction in 2004 will give rise to corresponding increases in operating (pre-tax) income during fiscal year 2005. The adjustments anticipated at present remain estimates pending completion of audit procedures related to the restated financial statements for the year ended December 31, 2004 and review procedures related to the restated financial statements for the quarter ended March 31, 2005, in each case by the Company’s independent registered public accounting firm, which procedures may result in the identification of additional matters that could change the Company’s present estimates. The Company will file its restated financial statements and its delayed quarterly reports on Forms 10-Q for the periods ended June 30, 2005 and September 30, 2005 as soon as practicable following completion of the restatements of the prior periods.

In addition, the Company has submitted a request to the NASDAQ Listing Qualifications Panel for an additional extension of the deadline for the Company to file its quarterly report on Form 10-Q for the three months ended June 30, 2005. The Company has also requested an extension of time to file its quarterly report on Form 10-Q for the three months ended September 30, 2005. The Company will announce the Panel’s decision promptly after a decision is received.

The Panel had previously agreed to continue the listing of the Company’s securities on The NASDAQ SmallCap Market provided that the Company filed its quarterly report on Form 10-Q for the three months ended June 30, 2005 on or before November 14, 2005. The Company has notified the Panel that it will be unable to meet the November 14 deadline and has requested a further extension.

There can be no assurance that the Panel will grant the Company’s request for an additional extension of time, or, if such an extension is granted, that the Company will be able to file its requisite reports by such date. If the Company is not granted an extension of time to file its reports, or fails to file its reports before any additional deadline, the Company’s securities could be delisted from The NASDAQ SmallCap Market.

About Excelligence Learning Corporation

Excelligence Learning Corporation is a developer, manufacturer and retailer of educational products which are sold to child care programs, preschools, elementary schools and consumers. The Company serves early childhood professionals, educators and parents by providing quality educational products and programs for children from infancy to 12 years of age. With its proprietary product offerings, a multi-channel distribution strategy and extensive management expertise, the Company aims to foster children’s early childhood and elementary education. The Company is composed of two business segments, Early Childhood and Elementary School. Through its Early Childhood segment, the Company develops, markets and sells educational products through multiple distribution channels primarily to early childhood professionals and, to a lesser extent, consumers. Through its Elementary School segment, the Company sells school supplies and other products specifically targeted for use by children in kindergarten through sixth grade to elementary schools, teachers and other education organizations. Those parties then resell the products either as a fundraising device for the benefit of a particular school, student program or other community organization, or as a service project to the school. Excelligence Learning Corporation’s headquarters is in Monterey, California and its website is www.excelligencelearning.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 about matters such as the status of the Company’s restatement process, including anticipated adjustments to the Company’s financial statements, the Company’s request for an extension of time to file its quarterly reports, the filing of the Company’s quarterly reports for the three months ended June 30, 2005 and September 30, 2005, compliance with NASDAQ listing requirements and the potential delisting of the Company’s securities. These statements are based on management’s current expectations and actual results may differ materially as a result of various risks and uncertainties, including those set forth in the Company’s prior press releases and periodic public filings with the Securities and Exchange Commission, which are available via Excelligence’s website at www.excelligencelearning.com. There can be no assurance that the restatements discussed in this release or subsequent processes will be timely completed, that any modifications or changes will be made or, if made, can be timely or effectively implemented and there can be no assurance that the NASDAQ Listing Qualifications Panel will grant the Company’s request for an additional extension of time to file its delinquent reports, or, if such an extension is granted, that the Company’s subsequent processes such as the filing of its quarterly reports for the three months ended June 30, 2005 and September 30, 2005 or compliance with additional NASDAQ Listing Qualifications Panel requirements will be timely completed by the Panel’s deadlines or that the Company will avoid delisting by The NASDAQ SmallCap Market. In addition, the Company’s financial results and stock price may suffer as a result of the previously announced accounting review and any subsequent determination from this review including any action by NASDAQ. The forward-looking statements in this release are made as of November 14, 2005, and Excelligence Learning Corporation does not undertake to revise or update these forward-looking statements, except to the extent that it is required to do so under applicable law.